Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

PHILLIPS 66 PARTNERS LP

and

THE PURCHASERS NAMED ON SCHEDULE A
HERETO

Dated October 6, 2017

i

SCHEDULE A — Purchaser Name; Notice and Contact Information	A-1
SCHEDULE B — Purchasers Deemed to have Delivered the Piggyback Opt-out Notice	B-1

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of October 6, 2017 (this “Agreement”), is entered into by and among PHILLIPS 66 PARTNERS LP, a Delaware limited partnership (the “Partnership”), and each of the Persons set forth on Schedule A hereto (the “Purchasers”).

WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Series A Preferred Units and Common Units (the date of such closing, the “Closing Date”) pursuant to the Series A Preferred Unit and Common Unit Purchase Agreement, dated as of September 21, 2017, by and among the Partnership and the Purchasers (the “Purchase Agreement”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.01                            Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” (including, with correlative meanings, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, neither the Partnership, on the one hand, nor any Purchaser, on the other hand, shall be deemed to be Affiliates of each other.

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or the State of Texas are authorized or required by law or other governmental action to close.

“Closing Date” has the meaning specified in the recitals to this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” means $47.5873 per Common Unit.

“Common Unit Registrable Securities” means the Conversion Unit Registrable Securities and the PIPE Unit Registrable Securities.

“Common Units” means the common units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement.

“Conversion Unit Registrable Securities” means the Common Units issuable upon conversion of the Series A Preferred Units, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Conversion Unit Registration Statement” has the meaning specified in Section 2.01(a)(ii).

“Effective Date” means, with respect to any Registration Statement, the date of effectiveness of such Registration Statement.

“Effectiveness Period” has the meaning specified in Section 2.01(a)(iv).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“First Reserve” means FR XIII Pantheon Holdings, L.L.C., a Delaware limited liability company.

“General Partner” means Phillips 66 Partners GP LLC, a Delaware limited liability company and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership.

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(q).

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“Initiating Holder” has the meaning specified in Section 2.03(b).

“Liquidated Damages” has the meaning specified in Section 2.01(b).

“Liquidated Damages Multiplier” means the product of (a) (i) with respect to any Registration Statement for the Common Unit Registrable Securities, the Common Unit Price or (ii) with respect to the Registration Statement for the Series A Preferred Unit Registrable Securities, the Preferred Unit Price and (b) (i) in the case of clause (a)(i), the number of PIPE Unit Registrable Securities or Conversion Unit Registrable Securities, as applicable, then held by the applicable Holder and to be included on the applicable PIPE Unit Registration Statement or Conversion Unit Registration Statement, and (ii) in the case of clause (a)(ii), the number of

Series A Preferred Unit Registrable Securities then held by the applicable Holder and to be included on the applicable Preferred Unit Registration Statement.

“Losses” has the meaning specified in Section 2.08(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Exchange Act (or successor to such Section)) that the General Partner shall designate as a National Securities Exchange for purposes of this Agreement.

“Other Holder” has the meaning specified in Section 2.02(a).

“Partnership” has the meaning specified in the introductory paragraph of this Agreement.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as amended.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Phillips 66” means Phillips 66, a Delaware corporation.

“Piggyback Notice” has the meaning specified in Section 2.02(a).

“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).

“Piggyback Registration” has the meaning specified in Section 2.02(a).

“PIK Units” means any additional Series A Perpetual Convertible Preferred Units issued by the Partnership to the holders of Series A Preferred Units pursuant to Section 5.11(b)(i)(A) of the Partnership Agreement.

“PIPE Unit Registrable Securities” means the Common Units to be issued and sold to the Purchasers on the Closing Date pursuant to the Purchase Agreement, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“PIPE Unit Registration Statement” has the meaning specified in Section 2.01(a)(i).

“Preferred Unit Price” means $54.27 per Series A Preferred Unit.

“Preferred Unit Registration Statement” has the meaning specified in Section 2.01(a)(iii).

“Purchase Agreement” has the meaning specified in the recitals to this Agreement.

“Purchased Units” has the meaning given to such term in the Purchase Agreement.

“Purchasers” has the meaning specified in the introductory paragraph of this Agreement.

“Registrable Securities” means the Common Unit Registrable Securities and the Series A Preferred Unit Registrable Securities.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registration Expenses” has the meaning specified in Section 2.07(a).

“Registration Statement” has the meaning specified in Section 2.01(a)(ii).

“Rule 144” means Rule 144 (or any successor or similar provision adopted by the Commission then in effect) promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Series A Preferred Unit Registrable Securities” means the Series A Preferred Units, all of which are subject to the rights of Series A Preferred Unit Registrable Securities provided herein until such time as such securities either (a) convert into Common Units pursuant to the terms of the Partnership Agreement or (b) cease to be Registrable Securities pursuant to Section 1.02.

“Series A Preferred Units” means the Series A Perpetual Convertible Preferred Units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement to be issued and sold to the Purchasers pursuant to the Purchase Agreement, including any PIK Units issued in connection therewith.

“Stonepeak” means Stonepeak Screwdriver SPV LLC, a Delaware limited liability company.

“Target Effective Date” means (a) with respect to the PIPE Unit Registration Statement for the PIPE Unit Registrable Securities, 90 days from the date hereof, (b) with respect to the Conversion Unit Registration Statement for the Conversion Unit Registrable Securities, the second anniversary of the date hereof, and (c) with respect to the Preferred Unit Registration Statement for the Series A Preferred Unit Registrable Securities, 90 days from the date hereof.

“Tortoise” means each of Tortoise Direct Opportunities Fund, LP, a Delaware limited partnership; Tortoise MLP & Pipeline Fund, a series of Managed Portfolio Series, a Delaware statutory trust; Tortoise VIP MLP & Pipeline Portfolio, a series of Managed Portfolio Series, a Delaware statutory trust; Tortoise Energy Infrastructure Corporation, a Maryland corporation; Tortoise MLP Fund, Inc., a Maryland corporation; Tortoise Power and Energy Infrastructure Fund, Inc., a Maryland corporation; Tortoise Pipeline & Energy Fund, Inc., a Maryland corporation; Tortoise Energy Independence Fund, Inc., a Maryland corporation; and Texas Mutual Insurance Company, a Texas insurance company.

“Underwriter” means, with respect to any Underwritten Offering, the underwriters of such Underwritten Offering.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an Underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.02                            Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144, (c) when such Registrable Security is held by Phillips 66, the Partnership or any of their respective direct or indirect subsidiaries and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10. In addition, a Holder will cease to have rights to require Registration of any Registrable Securities held by such Holder under this Agreement (i) with respect to Series A Preferred Unit Registrable Securities, the date on which all Series A Preferred Unit Registrable Securities have been converted into Common Units pursuant to Article V of the Partnership Agreement, (ii) with respect to Conversion Unit Registrable Securities, on the later of (A) the second anniversary of the date on which all Series A Preferred Units have been converted into Common Units pursuant to Article V of the Partnership Agreement and (B) if such Holder is an affiliate (as defined in Rule 144) of the Partnership, the date on which such Holder ceases to be an affiliate of the Partnership, and (iii) with respect to PIPE Unit Registrable Securities, on the later of (A) the fifth anniversary of the date on which the PIPE Unit Registration Statement is effective and, (B) if such Holder is an affiliate (as defined in Rule 144) of the Partnership, the date on which such Holder ceases to be an affiliate of the Partnership.  For the avoidance of doubt, the provisions of this Section 1.02 do not modify the transfer restrictions applicable to the Holders set forth in the Partnership Agreement (including Section 5.11(b)(vii) thereof).

Article II
 REGISTRATION RIGHTS

Section 2.01                            Shelf Registration.

(a)                                 Shelf Registration Statements.

(i)                                     The Partnership shall use its commercially reasonable efforts to (A) prepare and file an initial registration statement under the Securities Act to permit the resale of the PIPE Unit Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “PIPE Unit Registration Statement”) and (B) cause such initial PIPE Unit Registration Statement to become effective no later than the Target Effective Date for the PIPE Unit Registrable Securities.

(ii)                                  The Partnership shall use its commercially reasonable efforts to (A) prepare and file an initial registration statement under the Securities Act (or an amendment to the Registration Statement filed pursuant to Section 2.01(a)(i)) to permit the resale of the Conversion Unit Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Conversion Unit Registration Statement”) and (B) cause such initial Conversion Unit Registration Statement or such amendment to become effective no later than the Target Effective Date for the Conversion Unit Registrable Securities.

(iii)                               The Partnership shall use its commercially reasonable efforts to (A) prepare and file an initial registration statement under the Securities Act to permit the resale of the Series A Preferred Unit Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Preferred Unit Registration Statement” and, each Preferred Unit Registration Statement, PIPE Unit Registration Statement or Conversion Unit Registration Statement, a “Registration Statement”) and (B) cause such initial Preferred Unit Registration Statement to become effective no later than the Target Effective Date for the Series A Preferred Unit Registrable Securities.

(iv)                              The Partnership will use its commercially reasonable efforts to cause the Registration Statements filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act, with respect to any Holder, until the earliest to occur of the following: (A) the date on which there are no longer any Registrable Securities outstanding and (B) (1) with respect to Series A Preferred Unit Registrable Securities, the  date on which all Series A Preferred Units have been converted into Common Units pursuant to Article V of the Partnership Agreement, (2) with respect to Conversion Unit Registrable Securities, the later of (I) the second anniversary of the date on which all Series A Preferred Units have been converted into Common Units pursuant to Article V of the Partnership Agreement and, (II) if such Holder is an affiliate (as defined in Rule 144) of the Partnership, the date on which such Holder ceases to be an affiliate of the Partnership, and (3) with respect to PIPE Unit Registrable Securities, on the later of (I) the fifth anniversary of the date on which the PIPE Unit Registration Statement is effective and, (II) if such Holder is an affiliate (as defined in Rule 144) of the Partnership, the date on which such Holder ceases to be an affiliate of the Partnership (in each case of clause (A) or (B), the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership; provided, however, that if the Partnership is then eligible, it shall file such Registration Statement on Form S-3. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of such Registration Statement.

(b)                                 Failure to Become Effective.

(i)                                     If a Registration Statement required by Section 2.01(a) does not become or is not declared effective by the applicable Target Effective Date, then each Holder shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Registration Statement), as liquidated damages and not as a penalty, of (A) for each non-overlapping 30-day period for the first 60 days following the applicable Target Effective Date, an amount equal to 0.25% of the applicable Liquidated Damages Multiplier, and (B) for each non-overlapping 30-day period beginning on the 61st day following the applicable Target Effective Date, an amount equal to the amount set forth in clause (A) plus an additional 0.25% of the applicable Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), up to a maximum amount equal to 1.0% of the applicable Liquidated Damages Multiplier per non-overlapping 30-day period (the “Liquidated

Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within 10 Business Days after the end of each such 30-day period.

(ii)                                  Any Liquidated Damages payable by the Partnership pursuant to Section 2.01(b)(i) shall be paid to each Holder in immediately available funds to the account or accounts specified by the applicable Holders in writing; provided, however, that if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach of or constitute a default under a credit facility or other debt instrument, then the Partnership shall pay such Liquidated Damages using as much cash as is permitted without causing a breach of or default under such credit facility or other debt instrument and may pay the balance of any such Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly (A) prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities and (B) prepare and file a supplemental listing application with the New York Stock Exchange (or such other National Securities Exchange on which the Common Units are then listed and traded) to list such additional Common Units. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to quotient of (x) the dollar amount of the balance of such Liquidated Damages due to each such Holder divided by (y) the volume-weighted average closing price of the Common Units on the New York Stock Exchange (or such other National Securities Exchange on which the Common Units are then listed and traded) for the 10 trading days ending on the first trading day immediately preceding the date on which the Liquidated Damages payment is due. Any payment of Liquidated Damages shall be prorated for any period of less than 30 days accruing during any period for which a holder is entitled to receive Liquidated Damages hereunder.

(c)                                  Waiver of Liquidated Damages. If the Partnership is unable to cause (i) the PIPE Unit Registration Statement to become effective on or before the applicable Target Effective Date, then the Partnership may request a waiver of the Liquidated Damages with respect thereto, which may be granted by the consent of the Holders of at least a majority of the PIPE Unit Registrable Securities, in their sole discretion, and which such waiver shall apply to all the Holders of PIPE Unit Registrable Securities included on such Registration Statement, or (ii) the Conversion Unit Registration Statement or the Preferred Unit Registration Statement to become effective on or before the applicable Target Effective Date, then the Partnership may request a waiver of the Liquidated Damages with respect thereto, which may be granted by the consent of Holders of at 66 2/3% of the outstanding Conversion Unit Registrable Securities or the Series A

Preferred Unit Registrable Securities, as applicable, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

(d)                                                Delay Rights.  Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Partnership has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Partnership, would materially and adversely affect the Partnership; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.02                            Piggyback Registration.

(a)                                 Participation. If at any time the Partnership proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.01(a)) on behalf of any other Holder, other than Phillips 66 or any of its Affiliates, who has registration rights related to an Underwritten Offering undertaken pursuant to Section 2.03 (“Other Holder”), or (ii) a prospectus supplement relating to the sale of Common Units by any Other Holders to an effective “automatic” registration statement, so long as the Partnership is a WKSI at such time or, whether or not the Partnership is a WKSI, so long as the Common Unit Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Units by Other Holders in an Underwritten Offering undertaken pursuant to Section 2.03, then the Partnership shall give not less than three Business Days’ notice (or two Business Days’ notice in connection with any overnight or bought Underwritten Offering) (including notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder that, together with its Affiliates, owns at least $20 million of Common Unit Registrable

Securities (based on the Common Unit Price), and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Partnership shall not be required to offer such opportunity (A) to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $20 million of Common Unit Registrable Securities (based on the Common Unit Price), in the aggregate, or (B) to such Holders if the Partnership has been advised by the Managing Underwriter that the inclusion of Common Unit Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing or distribution of the Common Units in such Underwritten Offering, in which case the amount of Common Unit Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.01 and receipt of such notice shall be confirmed and kept confidential by the Holders until either (x) such proposed Underwritten Offering has been publicly announced by the Partnership or (y) the Holders have received notice from the Partnership that such proposed Underwritten Offering has been abandoned, which the Partnership shall provide to the Holders reasonably promptly after the final decision to abandon a proposed Underwritten Offering has been made. Each such Holder will have three Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing to the Partnership the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received by the Partnership within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of the Partnership’s intention to undertake an Underwritten Offering and prior to the pricing of such Underwritten Offering, such Underwritten Offering is terminated or delayed pursuant to the provisions of this Agreement, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a termination of such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Common Unit Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings pursuant to this Section 2.02(a), unless such Piggyback Opt-Out Notice is revoked by such Holder. The Holders listed on Schedule B shall each be deemed to have delivered a Piggyback Opt-Out Notice as of the date hereof. Each Holder’s rights under this Section 2.02(a) shall terminate upon such Holder (together with its Affiliates) ceasing to hold at least $20 million of Common Unit Registrable Securities (based on the Common Unit Price). Each Holder shall notify the Partnership in writing when such Holder (together with its Affiliates) holds less than $20 million of Common Unit Registrable Securities (based on the Common Unit Price).

(b)                                 Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering for Other Holders advise the Partnership that the total amount of Common Unit Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Partnership shall include the number of Common Units that such Managing Underwriter or Underwriters advise the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Common Units requested to be included therein by the Initiating Holder; and (ii) second, pro rata among the Holders who are exercising piggyback registration rights pursuant to this Section 2.02 related to such offering (based, for each such Holder, on the percentage derived by dividing (x) the number of Common Units proposed to be sold by such Holder in such Underwritten Offering by (y) the aggregate number of Common Units proposed to be sold by all Holders in such Underwritten Offering).

Section 2.03                            Underwritten Offering.

(a)                                 Purchaser Demand Rights.  Following the first anniversary of the date of this Agreement, if (i) the Holders of a majority of the outstanding Common Unit Registrable Securities or (ii) a Holder that, together with its Affiliates, holds at least $100 million of Common Unit Registrable Securities (based on the Common Unit Price), in the aggregate, elect to dispose of Common Unit Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expect gross proceeds of at least $50 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder that has elected to participate in such Underwritten Offering pursuant to Section 2.02), the Partnership shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Partnership with the Managing Underwriter or Underwriters selected by the Partnership, which shall include indemnities to the effect and to the extent provided in Section 2.08 and other provisions consistent with this Agreement, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Common Unit Registrable Securities; provided, however, that the Partnership shall have no obligation to facilitate or participate in, including entering into any underwriting agreement for, any Underwritten Offering other than (A) two Underwritten Offerings at the request of Stonepeak or any of its Affiliates, (B) one Underwritten Offering at the request of First Reserve or any of its Affiliates and (C) one Underwritten Offering at the request of Tortoise or any of its Affiliates; provided further that (x) none of the foregoing Underwritten Offerings in clauses (A) through (C) above shall occur within 365 days of each other and (y) if the Partnership, Phillips 66 or any of their respective Affiliates is conducting or actively pursuing a securities offering of the Partnership’s Common Units with anticipated gross offering proceeds of at least $100 million (other than in connection with any at-the-market offering or similar continuous offering program), then the Partnership may suspend such Selling Holder’s right to require the Partnership to conduct an Underwritten Offering on such Selling Holder’s behalf pursuant to this Section 2.03; provided, however, that the Partnership may only suspend such Selling Holder’s right to require the Partnership to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and in no event for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period.

(b)                                 General Procedures. In connection with any Underwritten Offering contemplated by Section 2.02 or Section 2.03(a), the underwriting agreement into which each Selling Holder and the Partnership shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in firm commitment Underwritten Offerings of securities by the Partnership. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the Underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective; provided further that, in the event the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Partnership that the total amount of Common Unit Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Unit Registrable Securities offered or the market for the Common Units, and the amount of Common Unit Registrable Securities requested to be included in such Underwritten Offering by the Holder that initiated such Underwritten Offering pursuant to Section 2.03(a) (the “Initiating Holder”) is reduced by 50% or more, the Initiating Holder will have the right to withdraw from such Underwritten Offering by delivering notice to the Partnership at least one Business Day prior to the time of pricing of such Underwritten Offering, in which case the Partnership will have no obligation to proceed with such Underwritten

Offering and such Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Initiating Holder shall have the right and option to request under this Section 2.03. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses.

Section 2.04                            Further Obligations. In connection with its obligations under this Article II, the Partnership will:

(a)                                 promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b)                                 if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)                                  furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)                                 if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)                                  promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)                                   promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)                                  upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)                                 in the case of an Underwritten Offering, furnish, or use its reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Partnership addressed to the Underwriters, dated the date of the closing under the applicable underwriting agreement, and (ii) a “comfort letter” addressed to the Underwriters, dated the pricing date of such Underwritten Offering, and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the Underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such Underwriters may reasonably request;

(i)                                     otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(j)                                    make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(k)                                 use its commercially reasonable efforts to cause all Common Unit Registrable Securities registered pursuant to this Agreement to be listed on the New York Stock Exchange (or such other National Securities Exchange on which the Common Units are then listed and traded) or a nationally recognized quotation system on which similar securities issued by the Partnership are then listed; provided, however, that, for the avoidance of doubt, the Partnership shall have no obligation to cause any Series A Preferred Unit Registrable Securities registered pursuant to this Agreement to be listed on any National Securities Exchange or nationally recognized quotation system;

(l)                                     use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)                             provide a transfer agent, which may be the General Partner or one of its Affiliates as provided in the Partnership Agreement, and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(n)                                 enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the Underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including using commercially reasonable efforts to make appropriate officers of the General Partner available to participate in customary marketing activities); provided, however, that (i) the officers of the General Partner shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any Underwritten Offering and (ii) if the Partnership, using commercially reasonable efforts, is unable to make such appropriate officers of the General Partner available to participate in connection with any such roadshow or related marketing activities (whether in person or otherwise), the Partnership shall make such appropriate officers available to participate via conference call or other means of communication;

(o)                                 if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p)                                 if reasonably required by the Partnership’s transfer agent, the Partnership shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer Registrable Securities without legend upon sale by the Holder of such Registrable Securities under a Registration Statement; and

(q)                                 if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with a Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then the Partnership will reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Partnership and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Partnership will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort letter,” dated such date, from the Partnership’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Offerings of securities by the Partnership, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Partnership for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in Underwritten Offerings of securities by the Partnership, accompanied by standard “10b-5” negative assurance for such offerings, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the General Partner addressed to the Holder, as has been customarily given by such officers in Underwritten Offerings of securities by the Partnership. The Partnership will also use its reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 2.04, the Partnership will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (q) of this Section 2.04 with respect to the Partnership at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05                            Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) if such Holder has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06                            Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Common Unit Registrable Securities who is participating in an Underwritten Offering and is included in a Registration Statement agrees to enter into a customary letter agreement (including standard carve-outs and exceptions) with underwriters providing that such Holder will not effect any public sale or distribution of Common Unit Registrable Securities during the 45 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Common Unit Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.07                            Expenses.

(a)                                 Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the Registration of Registrable Securities on a Registration Statement pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and National Securities Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities, plus any costs or expenses related to any roadshows conducted in connection with the marketing of any Underwritten Offering.

(b)                                 Expenses. The Partnership will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08, the Partnership shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08                            Indemnification.

(a)                                 By the Partnership. In the event of a Registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, preliminary prospectus, prospectus or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)                                 By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner and the General Partner’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Partnership within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c), except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)                                 Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                                  Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09                            Securities Act Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a)                                 make and keep public information regarding the Partnership available, as those terms are understood and defined under the Securities Act, at all times from and after the date hereof;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                                  so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Partnership that it has complied with the reporting requirements of Rule 144, or any other available safe-harbor or exemption, under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10                            Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $50 million of Registrable Securities (based on the Common Unit Price), or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates; (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.11                            Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of at least a majority of the outstanding Common Unit Registrable Securities and securities convertible into Common Unit Registrable Securities (voting on an as-converted basis as described in Section 5.11(b)(ii)(A) of the Partnership Agreement), voting as a single class, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership for Other Holders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Common Unit Registrable Securities hereunder; provided, that in no event shall the Partnership enter into any agreement that would permit another holder of securities of the Partnership to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with a Purchaser requesting registration or takedown in an Underwritten Offering pursuant to Section 2.03(a).

Section 2.12                            Limitation on Obligations for Series A Preferred Units.  Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall be construed to require the Partnership to (a) conduct an underwritten offering for the public sale, resale or any other disposition of Series A Preferred Unit Registrable Securities, (b) except as expressly provided in this Agreement, otherwise assist in the public resale of any Series A Preferred Unit Registrable Securities, (c) provide any Holder of Series A Preferred Unit Registrable Securities any rights to include any Series A Preferred Unit Registrable Securities in any underwritten offering relating to the sale by the Partnership or any other Person of any securities of the Partnership or (d) cause any Series A Preferred Unit Registrable Securities to be listed on any securities exchange or nationally recognized quotation system.

Article III
  MISCELLANEOUS

Section 3.01                            Communications. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Partnership to the Purchasers) email to the following addresses:

(a)                                 If to the Purchasers, to the addresses set forth on Schedule A.

(b)                                 If to the Partnership:

Phillips 66 Partners LP

c/o Phillips 66 Partners GP LLC
2331 CityWest Blvd.

Houston, Texas 77042

Attention: Treasurer

with a copy (which shall not constitute notice) to:

Phillips 66 Partners LP

c/o Phillips 66 Partners GP LLC
2331 CityWest Blvd.

Houston, Texas 77042

Attention: General Counsel

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston TX  77002

Attention: William N. Finnegan IV

Thomas G. Brandt

Facsimile: (713) 546-5401

Email:            bill.finnegan@lw.com

thomas.brandt@lw.com

or to such other address as the Partnership or the Purchasers may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchasers or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02                            Binding Effect. This Agreement shall be binding upon the Partnership, each of the Purchasers and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.03                            Assignment of Rights. Except as provided in Section 2.10, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto.

Section 3.04                            Recapitalization, Exchanges, Etc. Affecting Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.05                            Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.06                            Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07                            Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts,

when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.08                            Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto consents to process being served in any such action by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall, to the fullest extent permitted by law, constitute good and sufficient service of process and notice thereof; provided, however, that nothing in the foregoing shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.09                            Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10                            Entire Agreement. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the rights granted by the Partnership or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11                            Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of at least a majority of the outstanding Common Unit Registrable Securities and securities convertible into Common Unit Registrable Securities (voting on an as-converted basis as described in Section 5.11(b)(ii)(A) of the Partnership Agreement), voting as a single class; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.12                            No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and, to the fullest extent permitted by law, shall not be construed against the drafter.

Section 3.13                            Obligations Limited to Parties to Agreement. To the fullest extent permitted by law, each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchasers, the Holders, their respective permitted assignees and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser or a Selling Holder hereunder.

Section 3.14                            Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Holder’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. The words such as “herein,” “hereinafter,” “hereof’ and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

PHILLIPS 66 PARTNERS LP

By:	Phillips 66 Partners GP LLC, its general partner

	By:	/s/ John D. Zuklic
	Name:	John D. Zuklic
	Title:	Vice President & Treasurer

[Signature page to Registration Rights Agreement]

STONEPEAK SCREWDRIVER SPV LLC

By: Stonepeak Screwdriver Holdings, LLC, its managing member

By:	/s/ Saira Khan
Name:	Saira Khan
Title:	Authorized Signatory

STONEPEAK SCREWDRIVER HOLDINGS, LLC

By:	/s/ Saira Khan
Name:	Saira Khan
Title:	Authorized Signatory

FR XIII PANTHEON HOLDINGS, L.L.C.

By:	/s/ Gary D. Reaves
Name:	Gary D. Reaves
Title:	President

TORTOISE DIRECT OPPORTUNITIES FUND, LP

By: TORTOISE DIRECT OPPORTUNITIES GP, LLC, its General Partner

By:	/s/ Kyle Krueger
Name:	Kyle Krueger
Title:	Director

[Signature page to Registration Rights Agreement]

TORTOISE MLP & PIPELINE FUND

By: TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser

By:	/s/ Brian A. Kessens
Name:	Brian A. Kessens
Title:	Managing Director

TORTOISE VIP MLP & PIPELINE PORTFOLIO

By: TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name:	Brian A. Kessens
Title:	Managing Director

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By: TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser

By:	/s/ Brian A. Kessens
Name:	Brian A. Kessens
Title:	Managing Director

[Signature page to Registration Rights Agreement]

TORTOISE MLP FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser

By:	/s/ Brian A. Kessens
Name:	Brian A. Kessens
Title:	Managing Director

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name:	Brian A. Kessens
Title:	Managing Director

TORTOISE PIPELINE & ENERGY FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name:	Brian A. Kessens
Title:	Managing Director

[Signature page to Registration Rights Agreement]

TORTOISE ENERGY INDEPENDENCE FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name:	Brian A. Kessens
Title:	Managing Director

TEXAS MUTUAL INSURANCE COMPANY

By: TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name:	Brian A. Kessens
Title:	Managing Director

[Signature page to Registration Rights Agreement]

SCHEDULE A

Purchaser Name; Notice and Contact Information

Purchaser	Contact Information

Stonepeak Screwdriver SPV LLC	717 5th Avenue, 25th Floor
New York, NY 10022
Attn: Jack Howell
howell@stonepeakpartners.com
Fax: (212) 907-5101

With a copy to (which shall not constitute notice):

Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, TX 77002
Attn: Cliff W. Vrielink
cvrielink@sidley.com
Fax: (713) 495-7799

Stonepeak Screwdriver Holdings LLC	717 5th Avenue, 25th Floor
New York, NY 10022
Attn: Jack Howell
howell@stonepeakpartners.com
Fax: (212) 907-5101

With a copy to (which shall not constitute notice):

Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, TX 77002
Attn: Cliff W. Vrielink
cvrielink@sidley.com
Fax: (713) 495-7799

FR XIII Pantheon Holdings, L.L.C.	c/o First Reserve Corporation
One Lafayette Place
Greenwich, CT 06830
Attention: Gary Reaves;
David McFarland
Facsimile: (832) 667-9505
Email: greaves@firstreserve.com;
dmcfarland@firstreserve.com

With a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn: William E. Curbow
Fax: (212) 455-2502
Email: wcurbow@stblaw.com

Tortoise Direct Opportunities Fund, LP	11550 Ash Street, Suite 300
Leawood, KS 66211
spang@tortoiseadvisors.com
Fax: (913) 981-1021

Tortoise MLP & Pipeline Fund	11550 Ash Street, Suite 300
Leawood, KS 66211
spang@tortoiseadvisors.com
Fax: (913) 981-1021

Tortoise VIP MLP & Pipeline Portfolio	11550 Ash Street, Suite 300
Leawood, KS 66211
spang@tortoiseadvisors.com
Fax: (913) 981-1021

Tortoise Energy Infrastructure Corporation	11550 Ash Street, Suite 300
Leawood, KS 66211
spang@tortoiseadvisors.com
Fax: (913) 981-1021

Tortoise MLP Fund, Inc.	11550 Ash Street, Suite 300
Leawood, KS 66211
spang@tortoiseadvisors.com
Fax: (913) 981-1021

Tortoise Power and Energy Infrastructure Fund, Inc.	11550 Ash Street, Suite 300
Leawood, KS 66211
spang@tortoiseadvisors.com
Fax: (913) 981-1021

Tortoise Pipeline & Energy Fund, Inc.	11550 Ash Street, Suite 300
Leawood, KS 66211
spang@tortoiseadvisors.com
Fax: (913) 981-1021

Tortoise Energy Independence Fund, Inc.	11550 Ash Street, Suite 300
Leawood, KS 66211
spang@tortoiseadvisors.com
Fax: (913) 981-1021

Texas Mutual Insurance Company	c/o Tortoise Capital Advisors, L.L.C.
11550 Ash Street, Suite 300
Leawood, KS 66211
spang@tortoiseadvisors.com
Fax: (913) 981-1021

SCHEDULE B

PURCHASERS DEEMED TO HAVE DELIVERED THE PIGGYBACK OPT-OUT NOTICE

None.

B-1